Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus constituting the Registration Statement on Form S-3, Amendment No. 1, of our report dated March 16, 2009, except for the effects of the retrospective adjustments discussed in Note 21a to the consolidated financial statements, as to which the date is January 15, 2010, relating to the consolidated financial statements, and the consolidated financial statement schedule as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008 of Hill International, Inc. and Subsidiaries, appearing in the Current Report on Form 8-K of Hill International, Inc. filed with the Securities and Exchange Commission on January 15, 2010, which report expressed an unqualified opinion.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/S/ AMPER, POLITZINER & MATTIA, LLP
Amper, Politziner & Mattia, LLP

January 20, 2010

Edison, New Jersey